SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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DIAMETRICS MEDICAL, INC.

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DIAMETRICS MEDICAL, INC.
2658 Patton Road
Roseville, Minnesota 55113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 22, 2002

TO THE SHAREHOLDERS OF DIAMETRICS MEDICAL, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Diametrics Medical, Inc. (the “Company”) will be held at 3:30 p.m. on Wednesday, May 22, 2002, at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota, for the following purposes:

(1)	To elect one member to the Board of Directors to serve for a term beginning May 22, 2002 and until his term expires and until his successor is elected and qualified.

(2)	To approve an amendment to the Company’s 1990 Stock Option Plan to increase the number of shares authorized for issuance under such plan.

(3)	To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 3, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A copy of the Company’s Annual Report is included with this mailing, which is being first made available on approximately the date shown below.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Kenneth L. Cutler Secretary

Dated: April 23, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

DIAMETRICS MEDICAL, INC.
2658 Patton Road
Roseville, Minnesota 55113

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

May 22, 2002

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Diametrics Medical, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Wednesday, May 22, 2002, at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota at 3:30 p.m., local time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 23, 2002.

All holders of the Common Stock, $.01 par value per share (the “Common Stock”), whose names appear of record on the Company’s books at the close of business on April 3, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. At the close of business on April 3, 2002, a total of 26,811,779 shares of Common Stock were outstanding, each share being entitled to one vote. The holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. If such quorum shall not be present or represented at the Annual Meeting, the shareholders present or represented at the Annual Meeting may adjourn the Annual Meeting from time to time without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or in person. Expenses in connection with the solicitation of proxies will be paid by the Company.

If the enclosed proxy is properly executed and returned, and if a shareholder specifies a choice on the proxy, shares of the Common Stock represented by the proxy will be voted in the manner directed by the shareholder. If the proxy is signed and returned but no direction is made, the proxy will be voted FOR the election of the nominee for director named in this Proxy Statement and FOR the amendment of the Company’s 1990 Stock Option Plan. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies’ authority or a duly executed proxy bearing a later date. Any proxy also may be revoked by the shareholder attending the Annual Meeting and voting in person. A notice of revocation need not be on any specific form.

The Company did not receive written notice of any shareholder proposal prior to February 23, 2002 as required by the Company’s Bylaws and, as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment. The enclosed proxy card confers discretionary authority to vote with respect to matters not properly presented by a shareholder in accordance with the Company’s Bylaws.

A copy of the Company’s Annual Report for the year ended December 31, 2001 is being furnished to each shareholder with this Proxy Statement.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. André de Bruin and David T. Giddings are directors in the class whose term expires at the Annual Meeting. Mr. Giddings has decided to step down as Chief Executive Officer and President of the Company effective as of June 1, 2002, and the Board of Directors has determined to decrease the size of the Board to five members. The Board of Directors has nominated Mr. de Bruin for election to the Board of Directors at the Annual Meeting for a term of three years, and he has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Roy S. Johnson and Carl S. Goldfischer, M.D. serve in the class whose term expires in 2003, and Gerald S. Cohn and Mark B. Knudson, Ph.D. serve in the class whose term expires in 2004. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of shareholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the nominees for director.

Certain biographical information furnished by the Company’s current directors and nominees for director is presented below.

Name	Age	Position
Gerald L. Cohn (2)(3)	73	Director

André de Bruin (1)(2)	55	Director, Chairman of the Board and, effective June 1, 2002, interim Chief Executive Officer

Roy S. Johnson (1)	49	Executive Vice President and President and Managing Director of Diametrics Medical, Ltd., and Director

Mark B. Knudson, Ph.D. (2)(3)	53	Director

Carl S. Goldfischer, M.D. (3)	43	Director

(1)	Member of the Nominating Committee of the Board of Directors.
(2)	Member of the Compensation Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

Mr. Cohn has been a director of the Company since June 1996 and has been a private investor and consultant since 1991. Mr. Cohn is a consultant to, and a director of, DVI, Inc., a healthcare finance company, and also a director of Niagara Corporation, a steel manufacturing company, and Reliant Pharmaceuticals, a pharmaceutical products company. Although Mr. Cohn has been a director of the Company since 1996, Mr. Cohn also serves on the Board of Directors of the Company as a representative of BCC Acquisition II LLC. Pursuant to a Common Stock Purchase Agreement dated June 30, 1998 among the Company, BCC Acquisition II LLC and certain other persons, the Company agreed to appoint two representatives of BCC Acquisition II LLC to serve as members of the Board of Directors, and to use its reasonable best efforts to ensure that the two representatives will be included as nominees of the Board of Directors and elected to serve on the Board of Directors so long as BCC Acquisition II LLC and the other investors (or their assignees) collectively own at least 5% of the Company’s outstanding voting securities or at least 75% of the number of shares issued under the Common Stock Purchase Agreement. BCC Acquisition II LLC nominated Dr. Goldfischer and Mr. Cohn as their representatives. Mr. Cohn is (1) a manager of Bay City Capital Management LLC, the general partner of The Bay City Capital Fund I, L.P., which is the managing member of BCC Acquisition II LLC, and (2) a manager of Bay City Capital LLC, which provides investment advice to The Bay City Capital Fund I, L.P.

Mr. de Bruin has been a director of the Company since June 1996 and was appointed Chairman of the Board of Directors in December 2001. Effective as of June 1, 2002, Mr. de Bruin will assume the role of Chief Executive Officer of the Company on an interim basis until a replacement is named by the Board of Directors.

From June 1998 to August 2001, he was President and Chief Executive Officer of Quidel Corporation and was appointed its Executive Chairman of the Board of Directors in August 2001. Prior to that, Mr. de Bruin was Chairman, President and Chief Executive Officer of Somatogen, Inc. (“Somatogen”), a publicly held biotechnology company which he joined in 1994. Immediately prior to joining Somatogen, he was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation. Mr. de Bruin is also a director of Metabolex, Inc., a private company founded to develop therapeutics for diabetes and related metabolic diseases, and Molecular Staging Inc., a private company engaged in the research and development of genomic and proteomic technology for the life sciences markets.

Mr. Johnson has been a director since he joined the Company in November 1996 as Executive Vice President, and President and Managing Director of Diametrics Medical, Ltd. (“DML”), a subsidiary of the Company established in conjunction with the acquisition in November 1996 of Biomedical Sensors, Ltd. (“BSL”). DML develops, manufactures and markets the Company’s continuous blood and tissue monitoring systems. Beginning in 1977, Mr. Johnson served in a number of management positions for the predecessors of the BSL business, most recently as President and Chief Executive Officer while it was a subsidiary of Orange Medical Instruments, Inc. and later when it was an operating unit of Pfizer Inc. Mr. Johnson started his career in 1974 with Burroughs Wellcome (“Burroughs”) in pharmaceutical production management and was the head of manufacturing in Burroughs’ Sydney, Australia subsidiary.

Dr. Knudson has been a director of the Company since March 1990. Dr. Knudson is Chairman and Chief Executive Officer of Venturi Group, LLC, a venture capital medical device incubator, and President and Chief Executive Officer of Pi Medical, Inc., a private company developing products for the treatment of sleep disordered breathing. Since November 1996, Dr. Knudson has been the Chairman and founder of HeartStent Corporation, a private company developing products for coronary revascularization.

Dr. Goldfischer has been a director of the Company since November 2000. Dr. Goldfischer is a private investor and a limited partner in Bay City Capital LLC of San Francisco, CA. Dr. Goldfischer served as chief financial officer of ImClone Systems, Inc., a biopharmaceutical company, from 1996 to 2000. Prior to that, he was a healthcare analyst with the Reliance Insurance Company. From 1991 to 1994, he was director of research for D. Blech & Co., an investment banking firm. Dr. Goldfischer currently serves as a director for Immulogic Pharmaceutical Corp. and NeoRx Corp. Dr. Goldfischer serves on the Board of Directors of the Company as a representative of BCC Acquisition II LLC. Pursuant to a Common Stock Purchase Agreement dated June 30, 1998 among the Company, BCC Acquisition II LLC and certain other persons, the Company agreed to appoint two representatives of BCC Acquisition II LLC to serve as members of the Board of Directors, and to use its reasonable efforts to ensure that the two representatives will be included as nominees of the Board of Directors and elected to serve on the Board of Directors for so long as BCC Acquisition II LLC and the other investors (or their assignees) collectively own at least 5% of the Company’s outstanding voting securities or at least 75% of the number of shares issued under the Common Stock Purchase Agreement. BCC Acquisition II LLC nominated Dr. Goldfischer and Mr. Cohn (who had already been a director of the Company since 1996) as their current representatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. DE BRUIN AS A DIRECTOR OF THE COMPANY.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2001, the Board of Directors held five meetings. All incumbent directors attended at least 75% of the aggregate of those meetings of the Board and committees of which they were members that were held while they were serving on the Board or on such committees. The Company’s Board and committees also act from time to time by holding telephonic meetings or by written consent in lieu of meetings.

The Board of Directors has a Compensation Committee which consists of Mr. de Bruin, Dr. Knudson and Mr. Cohn. Mr. de Bruin joined the Compensation Committee when he was appointed Chairman of the Board of

Directors in December 2001. Hans Guenter Hohmann also served as a member of the Compensation Committee during 2001 until his resignation from the Board of Directors on May 31, 2001. The Compensation Committee held three meetings during the year ended December 31, 2001. The Compensation Committee of the Board of Directors makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board, and administers the Company’s 1990 Stock Option Plan (the “Stock Option Plan”).

The Board of Directors of the Company has an Audit Committee which consists of Mr. Cohn, Dr. Goldfischer and Dr. Knudson. Mr. de Bruin also served as a member of the Audit Committee during 2001. The Audit Committee held one meeting during the year ended December 31, 2001. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent certified public accountants, as well as the Company’s accounting principles and its system of internal controls, reports the results of their review to the full Board and to management and recommends to the full Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Board of Directors of the Company has a Nominating Committee which consists of Messrs. de Bruin and Johnson. The Nominating Committee held one meeting during the year ended December 31, 2001. The Nominating Committee of the Board of Directors makes recommendations concerning members of the Board of Directors.

Compensation of Directors

Members of the Board of Directors who are not employees of the Company receive an annual retainer of $8,000, $2,000 per Board meeting attended in person and $500 where the meeting is attended by means of telephonic communication, with the proviso that each non-employee Director shall be compensated for not less than six Board meetings in any 12-month period. In addition, each non-employee member of the Board of Directors of the Company serving on the Compensation Committee, the Audit Committee and the Nominating Committee receives $500 per committee meeting attended. All Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In December 2001, Mr. de Bruin was appointed Chairman of the Company’s Board of Directors. In consideration of Mr. de Bruin’s expanded role in oversight of the Company’s operations, the Compensation Committee approved in March 2002, a cash compensation package for Mr. de Bruin of $175,000 per year, beginning on March 1, 2002, with a bonus potential of 100% ($175,000) based upon the Company’s achievement of its 2002 objective plan. Further, the Compensation Committee awarded Mr. de Bruin a stock option grant of 100,000 shares in December 2001 when he was appointed Chairman of the Board, and an additional grant of 400,000 shares in March 2002 in consideration of his expanded role.

Non-employee Directors are eligible to participate in the Company’s 1993 Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan, as amended, provides for an automatic grant of nonqualified stock options to purchase 18,000 shares of Common Stock to non-employee Directors of the Company on the date such individuals become directors of the Company (the “Initial Grant”), and an option to purchase 8,000 shares of Common Stock on each subsequent annual shareholder meeting date, subject to certain limitations (a “Subsequent Grant”). Options granted in connection with the Initial Grant vest and become exercisable as to 50% of such shares on the twelve month anniversary of the date of such Initial Grant and 25% at each such successive anniversary date thereafter if the holder remains a director on such dates. Subsequent Grants become fully exercisable six months subsequent to the date of grant.

Each non-employee Director may elect, not later than the last day of the Company’s fiscal year, to be granted stock options in lieu of the compensation and fees otherwise payable to such Director for the next fiscal year. Such options shall be granted in quarterly installments on the last day of each fiscal quarter in which such compensation and fees are earned, to be fully exercisable immediately. The number of shares covered by each option shall be determined by dividing the total amount of compensation and fees payable at the end of each quarter by the option value of one share on the date of grant. The option value per share is determined using the Black Scholes option pricing model, and considers the annualized volatility of the Company’s stock price, its annualized risk-free interest rate and the expected life of the options.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and its other executive officers. The disclosure requirements for these individuals include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of the report requirement, the Compensation Committee of the Board of Directors (the “Committee”), at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Overview

The Committee is responsible for establishing and making certain recommendations to the Board of Directors concerning executive compensation, including annual base salaries, grants of stock options and other benefits. The Committee annually reviews and evaluates the Company’s corporate performance, compensation levels and equity ownership of its executive officers. The goal of the Committee is to establish compensation policies and programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus on the Company’s long-term strategic goals by aligning their financial interests closely with long-term shareholder interests.

The Committee intends to make the executive compensation program competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company’s long-term market performance. For this purpose, the Committee compares the Company with a selected group of emerging growth companies with similar business characteristics and strategies, and has considered the recommendations of an independent compensation consultant to the Company.

In evaluating compensation relative to Company performance, the Committee considers specific objective goals, such as the Company’s stock performance, its operating revenues and earnings, and its progress toward profitability. The Committee also ties compensation to performance goals that involve a more subjective element and take into account the achievement of such nonfinancial goals such as the introduction of new products, optimization of manufacturing processes, growing market acceptance of the Company’s products and implementation of the Company’s strategy.

Executive Compensation Program

The components of the Company’s executive compensation program which are subject to the discretion of the Committee on an individual basis consist primarily of base salaries, bonuses and stock options. The ultimate composition of executive compensation reflects the Company’s goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term.

Base Salary and Bonus.    Annual base salaries and bonuses are established as a result of the Committee’s analysis of each executive officer’s individual performance during the prior year, the overall performance of the Company during the prior year, historical compensation levels within the executive officer group and salary and bonus levels offered by comparable companies.

Stock Options.    In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching future performance goals. The Stock Option Plan is designed to align a portion of executive and other senior employee compensation with the long-term interests of shareholders. The stock options give the holder the right to purchase shares of the Common

Stock over a ten-year period, as shares become vested, at the fair market value per share as of the date the option is granted. In addition to options, the Stock Option Plan permits the granting of several types of stock-based awards, including stock bonuses.

In determining whether to grant options to an executive officer, the Committee typically considers the individual’s performance as such performance relates to the achievement of Company objectives and any planned change in functional responsibility. Although the stock option position of executive officers generally is reviewed on an annual basis, the Company’s policy is to not grant stock options annually, but to review each individual’s stock option position, at which point the Committee may or may not grant additional options at its discretion. The determination of whether any additional options will be granted to an executive officer is based on a number of factors, including Company performance, individual performance and levels of options granted by the comparable companies referred to above.

Compensation of Chief Executive Officer

Compensation for the Chief Executive Officer consists of the following components: base salary, incentive bonus and stock options. David T. Giddings joined the Company in April 1996 as Chief Executive Officer. His 2001 base salary remained unchanged from 2000 at $350,000. Mr. Giddings was also granted an option to purchase 100,000 shares of the Company’s Common Stock in 2001, which was intended to provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term. Mr. Giddings has decided to step down as Chief Executive Officer and President of the Company effective as of June 1, 2002. Mr. de Bruin will assume the role of Chief Executive Officer on an interim basis until a replacement is named by the Board of Directors.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, did not affect the deductibility of compensation paid to the Company’s executive officers in 2001 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2002. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

AN	DRÉ DE BRUIN,
MA	RK B. KNUDSON and
GE	RALD L. COHN

Th	e Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

Mr. de Bruin, Dr. Knudson and Mr. Cohn served as members of the Company’s Compensation Committee during 2001. Effective March 31, 1998, the Company secured a $1,000,000 receivable backed credit line with DVI Business Credit Corporation. DVI Business Credit Corporation is a business unit of DVI, Inc. (“DVI”), of which Mr. Cohn is a director and consultant. The loan agreement requires the Company’s accounts receivable collections be applied to reduce the loan balance, including advances, interest and fees. All advances under the line of credit bear interest on the unpaid principal amount at a fluctuating rate equal to the Prime Rate plus three percent. Interest is payable monthly in arrears. The loan agreement requires the monthly payment of an annualized unutilized loan fee equal to one half of one percent (0.5%) of the difference between the committed available loan amount and the average outstanding loan balance. The Company has no outstanding balance drawn on the line of credit as of the date of this Proxy Statement. The Company’s credit line with DVI will not be renewed upon its expiration in mid 2002; however, the Company plans to re-establish a line of credit with another source in 2002.

Beginning November 26, 1996, the Company entered into three note agreements totaling $1,557,933 with DVI. The loan agreements require principal and interest payments in monthly installments at varying amounts through September 2002, at annual interest rates ranging from 10.1% to 10.95%. Maturity dates of the notes range from December 1, 2001 to September 25, 2002, and all notes are secured by equipment. Additionally, effective January 2001, the Company’s U.K. subsidiary, Diametrics Medical, Ltd., entered into a capital lease agreement with DVI in the amount of 319,500 British pounds sterling. The capital lease agreement requires principal and interest payments in monthly installments through January 2005, at an annual interest rate of 12%. The capital lease agreement is secured by equipment.

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company whose salary and bonus earned in the fiscal year ended December 31, 2001 exceeded $100,000 for services rendered:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
	Year	Salary	Bonus		Stock Options (Shares)	All Other Compensation
David T. Giddings President and Chief Executive Officer	2001 2000 1999	$350,000 349,039 300,000	$	— 187,085 292,000	100,000 75,000 100,000	$	— — —
Laurence L. Betterley Senior Vice President and Chief Financial Officer	2001 2000 1999	$194,981 186,654 175,000		$45,000 68,250 94,063	30,000 20,000 25,000	$	— — —
Roy S. Johnson Executive Vice President and President and Managing Director of DML	2001 2000 1999	$174,649 173,874 177,169		$45,000 52,782 108,722	30,000 20,000 30,000		$58,713 46,424 49,675	(1) (1) (1)

(1)	Includes Company pension plan contributions made on Mr. Johnson’s behalf and Company expenses related to Mr. Johnson’s use of a Company automobile.

Employment Contracts and Change in Control Agreements

Severance arrangements for Messrs. Betterley and Johnson, under certain circumstances following a “change in control,” have been established that provide, in addition to payment of full base salary, bonus and benefits earned through date of termination, lump-sum cash severance payments equal to two times full base salary in effect immediately prior to termination, plus the targeted bonus such executive officers would have earned for the year in which termination is effective (assuming for such purpose the achievement of targeted performance), subject to certain tax adjustments. In addition, severance arrangements have been established for the Company’s executive officers in the event of termination for reasons other than “cause,” providing for the payment of full base salary, bonus and benefits earned through date of termination, as well as the continuation of payment of the full base salary then in effect for an additional twelve month period, plus a pro rata portion of the targeted bonus such executive officer would have earned for the year in which termination is effective (assuming for such purpose the achievement of targeted performance).

As described below in footnote (1) to the table entitled “Option Grants During Year Ended December 31, 2001,” the exercisability of options granted to named executive officers is accelerated in the event of a “change in control” involving the Company.

Stock Options

The following table summarizes option grants during the year ended December 31, 2001 to the executive officers named in the “Summary Compensation Table” above:

Option Grants During Year Ended December 31, 2001

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Options Granted (1)	% of Total Options Granted to Employees in FY 2001	Exercise Price Per Share (2)	Expiration Date	5%	10%
David T. Giddings	100,000	31%	$4.2188	3/27/11	$265,318	$672,368
Laurence L. Betterley	30,000	9	4.2188	3/27/11	79,595	201,710
Roy S. Johnson	30,000	9	4.2188	3/27/11	79,595	201,710

(1)
Each option represents the right to purchase one share of Common Stock and all grants were made pursuant to the Stock Option Plan. Stock options were granted in March 2001 and become exercisable with respect to one-quarter of the shares on each of the first four anniversaries of the grant date. To the extent not already exercisable, the options granted to all three individuals become exercisable in the event of a “change in control” (as defined in the stock option agreements) involving the Company.

(2)
The exercise price is equal to the fair market value of the Common Stock on the date of grant in the case of each of such grants. The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise at least equal to the option price or a combination of cash and shares of Common Stock.

(3)
The compounding assumes a ten year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

The following table summarizes the value of all options held at December 31, 2001 by the executive officers named in the “Summary Compensation Table” above:

Aggregate Value of Options Held At December 31, 2001

	Number of Unexercised Options Held at December 31, 2001(1)		Value of Unexercised In-the-Money Options Held at December 31, 2001(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David T. Giddings	668,750	206,250	$128,000	$144,120
Laurence L. Betterley	167,500	57,500	118,750	43,236
Roy S. Johnson	195,000	60,000	136,500	43,236

(1)
Each option represents the right to purchase one share of Common Stock and all grants were made pursuant to the Stock Option Plan. To the extent not already exercisable, the options granted to the named executive officers become exercisable in the event of a “change in control” (as defined in the stock option agreements) involving the Company.

(2)	Value based on the difference between the fair market value of the shares of Common Stock at December 31, 2001 ($5.66) and the exercise price of the options.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index over the same five year period from December 31, 1996 to December 31, 2001 (assuming the investment in the Common Stock and each index was $100 on December 31, 1996, and that dividends, if any, were reinvested).

Comparison of Cumulative Total Return Since December 31, 1996
Among Diametrics Medical, Inc., The Nasdaq Stock Market Index and
The Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01
Diametrics Medical, Inc.	$100.00	$127.00	$113.00	$196.00	$140.00	$129.00
Nasdaq Stock Market Index	100.00	122.00	173.00	321.00	193.00	153.00
Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index	100.00	114.00	127.00	154.00	159.00	174.00

CERTAIN TRANSACTIONS

Effective March 31, 1998, the Company secured a $1,000,000 receivable backed credit line with DVI Business Credit Corporation. DVI Business Credit Corporation is a business unit of DVI, Inc., of which Mr. Cohn is a director and consultant. The loan agreement requires the Company’s accounts receivable collections be applied to reduce the loan balance, including advances, interest and fees. All advances under the line of credit bear interest on the unpaid principal amount at a fluctuating rate equal to the Prime Rate plus three percent. Interest is payable monthly in arrears. The loan agreement requires the monthly payment of an annualized unutilized loan fee equal to one half of one percent (.5%) of the difference between the committed available loan amount and the average outstanding loan balance. The Company has no outstanding balance drawn on the line of credit as of the date of this Proxy Statement. The Company’s credit line with DVI will not be renewed upon it expiration in mid 2002; however, the Company plans to re-establish a line of credit with another source in 2002.

Beginning November 26, 1996, the Company entered into three note agreements totaling $1,557,933 with DVI, Inc. The loan agreements require principal and interest payments in monthly installments at varying amounts through September 2002, at annual interest rates ranging from 10.1% to 10.95%. Maturity dates of the notes range from December 1, 2001 to September 25, 2002, and all notes are secured by equipment. Additionally, effective January 2001, the Company’s U.K. subsidiary, Diametrics Medical, Ltd., entered into a capital lease agreement with DVI in the amount of 319,500 British pounds sterling. The capital lease agreement requires principal and interest payments in monthly installments through January 2005, at an annual interest rate of 12%. The capital lease agreement is secured by equipment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of April 3, 2002 by: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the officers named under the “Summary Compensation Table” above and (iv) all directors, nominees and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
BCC Acquisition II LLC (2) c/o Bay City Capital LLC 750 Battery Street, Suite 600 San Francisco, CA 94111	3,400,541	12.0
State of Wisconsin Investment Board (3) P.O. Box 7842 Madison, WI 53707	3,045,000	11.4
Royal Philips Electronics (4) P.O. Box 218 5600 MD Eindhoven, The Netherlands	1,809,524	6.6
Amarfour, L.L.C. (5) 200 West Madison Street Suite 3800 Chicago, IL 60606	1,789,100	6.7
David T. Giddings (6)	747,914	2.7
Mark B. Knudson, Ph.D. (7)	405,620	1.5
Gerald L. Cohn (8)	314,457	1.1
Roy S. Johnson (9)	219,093	*
Laurence L. Betterley (10)	216,898	*
André de Bruin (11)	92,893	*
Carl S. Goldfischer, M.D. (12)	9,000	*
All directors and executive officers as a group (7 persons) (13)	2,005,875	7.9

*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options, warrants or other securities currently exercisable or convertible, or exercisable or convertible within 60 days of April 3, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
In a Schedule 13D dated as of July 15, 1999, BCC Acquisition II LLC indicated that it is the beneficial owner of 3,400,541 shares of Common Stock with shared voting and dispositive power with respect to such shares. Includes 650,731 shares of Common Stock issuable upon the exercise of outstanding warrants, and 797,619 shares of Common Stock issuable upon the conversion of outstanding convertible notes.

(3)
In a Schedule 13G dated as of February 12, 2002, the State of Wisconsin Investment Board indicated that it is the beneficial owner of 3,045,000 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(4)
In a Schedule 13D dated as of December 21, 1999, Agilent Technologies, Inc. indicated that it is the beneficial owner of 1,809,524 shares of Common Stock with shared voting and dispositive power with respect to such shares. Includes 452,381 shares of Common Stock issuable upon full exercise of an outstanding warrant. These shares and the warrant were later assigned to Royal Philips Electronics.

(5)
In a Schedule 13G dated as of August 4, 1998, Amarfour, L.L.C. (“Amarfour”) indicated that it is the beneficial owner of 1,789,100 shares of Common Stock, with sole voting and dispositive power with respect to such shares. Amarfour also indicated that an affiliate of Amarfour (the “RA Trusts”) directly owned 25,319 shares of Common Stock, and that such affiliate owned indirect interests in each of BCC Acquisition II LLC, The Bay City Capital Fund I, L.P., Bay City Capital Management LLC and Bay City Capital LLC, which entities had acquired beneficial ownership of up to 3,400,541 shares of Common Stock as of such date. Amarfour also indicated that as of August 4, 1998 certain trusts primarily for the benefit of the lineal descendants of Nicholas J. Pritzker, deceased (the “Hoinfad Trusts”) owned less than a 10% interest in AEOW 96, LLC (“AEOW”), and that as of August 4, 1998, AEOW acquired beneficial ownership of 30,953 shares of the Company’s Common Stock, and, as of such date, beneficially owned an aggregate of 91,042 shares of the Company’s Common Stock. Different individuals serve as trustees of the member trusts of Amarfour and the RA Trusts on the one hand and the Hoinfad Trusts on the other hand, and there is no overlap in trusteeships between the Hoinfad Trusts and the member trusts of Amarfour, but there is overlap in trusteeships between the member trusts of Amarfour and the RA Trusts. Amarfour disclaims the existence of any group and beneficial ownership of such shares.

(6)	Includes 737,500 shares of Common Stock issuable upon exercise of outstanding options.
(7)
Includes 74,500 shares of Common Stock issuable upon the exercise of outstanding options. Includes 156,250 shares of Common Stock beneficially owned by Medical Innovation Fund II (“MIF II”). Dr. Knudson is a general partner of Medical Innovation Partners II, the general partner of MIF II. Dr. Knudson disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest in the partnerships. Excludes 459,254 shares of Common Stock held by Medical Innovation Fund (“MIF”). Medical Innovation Partners (“MIP”) is the general partner of MIF. Dr. Knudson is a partner of MIP. Dr. Knudson disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests in such partnerships.

(8)
Includes 126,899 shares of Common Stock held by the Gerald L. Cohn Revocable Trust, as well as 47,619 shares issuable to the Gerald L. Cohn Revocable Trust upon the conversion of outstanding convertible notes. Includes 3,000 shares owned by Mr. Cohn’s spouse, as well as 667 shares issuable to Mr. Cohn’s spouse upon the exercise of outstanding warrants. Also includes 54,500 shares of Common Stock issuable upon exercise of outstanding options. Excludes 3,400,541 shares beneficially owned by BCC Acquisition II LLC. On August 4, 1998, BCC Acquisition II LLC, a Delaware limited liability company, acquired shares of Common Stock, warrants to acquire additional shares of Common Stock and notes convertible into shares of Common Stock. Mr. Cohn disclaims direct beneficial ownership in the Company’s securities held by BCC Acquisition II LLC and any transaction therein.

(9)	Includes 215,000 shares of Common Stock issuable upon exercise of outstanding options.
(10)	Includes 186,250 shares of Common Stock issuable upon the exercise of outstanding options.
(11)	Includes 91,793 shares of Common Stock issuable upon exercise of outstanding options.
(12)	Includes 9,000 shares of Common Stock issuable upon exercise of outstanding options.
(13)	See Notes (6) – (12) above.

PROPOSAL TWO:
AMENDMENT OF 1990 STOCK OPTION PLAN

The Board of Directors has approved, subject to shareholder approval, an amendment to the Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 4,450,000 shares to 5,200,000 shares. As of April 3, 2002, the Company had remaining 96,754 shares available for option grants pursuant to the Stock Option Plan. Although shares available under the Stock Option Plan were increased at the Company’s Annual Meeting in 2001, the Board of Directors believes that additional shares are needed to attract and motivate a qualified Chief Executive Officer and to continue to retain and motivate key employees. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

The Stock Option Plan was approved by the Board of Directors in June 1990, amended in July 1992 and June 1993 and approved by the Company’s shareholders in June 1993. The Stock Option Plan was amended by the shareholders in 1996 to increase the number of shares of Common Stock available for issuance thereunder from 1,740,000 to 3,000,000 shares. The Stock Option Plan was amended by the Board of Directors in 1997 to allow for transferability of nonincentive stock options by optionholders to members of their immediate family or trusts for the benefit of the optionholder or members of his or her immediate family. The Stock Option Plan was further amended by the shareholders in 1998 and 2001 to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 to 3,750,000 shares and from 3,750,000 to 4,450,000 shares, respectively.

The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights (“SARs”), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee; however, the Compensation Committee may delegate to the Chief Executive Officer of the Company the right to grant awards with respect to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934.

The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the “employer”). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised.

Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as “deferred awards”) also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Corporation properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer’s deduction may be determined as of such date.

As of April 3, 2002, there were outstanding options to purchase an aggregate of 3,081,775 shares of Common Stock under the Stock Option Plan, including outstanding options granted to executive officers as follows: David T. Giddings (875,000); Roy S. Johnson (255,000); and Laurence L. Betterley (225,000). Future grants of options and awards to executive officers and other employees under the Stock Option Plan are not determinable.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found as Exhibit A to the Company’s 2001 Annual Meeting Proxy Statement filed last year with the Securities and Exchange Commission. The Audit Committee of the Company’s Board of Directors is composed of the following nonemployee directors: Gerald L. Cohn, Carl S. Goldfischer and Mark B. Knudson. André de Bruin also served as a member of the Audit Committee during 2001. Mr. Knudson replaced Mr. de Bruin on the committee following Mr. de Bruin’s acceptance of increased operational responsibilities as Chairman of the Board of Directors. All of the members of the Audit Committee meet the independence requirements of the applicable Nasdaq listing standards.

The Audit Committee recommends to the Board of Directors the selection of the Company’s independent certified public accountants. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent certified public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent certified public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent certified public accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent certified public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent certified public accountants that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of KPMG LLP as the Company’s independent certified public accountants.

Based upon the Audit Committee’s discussion with management and the independent certified public accountants and the Audit Committee’s review of the representation of management and the report of the independent certified public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10–K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

GE	RALD L. COHN
CA	RL S. GOLDFISCHER
MA	RK B. KNUDSON

Th	e Members of the Audit Committee
of	the Board of Directors

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2002. KPMG LLP has served as the Company’s independent certified public accountants since 1990 and has no relationship with the Company other than that arising from its employment as independent certified public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

Audit fees billed to the Company by KPMG LLP for review of the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 and the financial statements included in the Company’s quarterly reports on Form 10–Q for the last fiscal year totaled $92,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during 2001.

All Other Fees

Fees billed to the Company by KPMG LLP during 2001 for audit related service, consisting of the audit of financial statements of certain employee benefit plans and the review of registration statements, totaled $7,500, and fees for all other non-audit services rendered to the Company during 2001, including tax services, totaled $31,060.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a shareholder to be presented at the 2003 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy must be received at the Company’s executive offices, 2658 Patton Road, Roseville, Minnesota 55113, no later than the close of business on December 24, 2002. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting no later than February 22, 2003. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date in accordance with the proxy rules adopted under the Securities Exchange Act of 1934.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth L. Cutler Secretary

Dated: April 23, 2002

DIAMETRICS MEDICAL, INC.
2658 Patton Road
Roseville, Minnesota 55113

Annual Meeting of Shareholders May 22, 2002
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David T. Giddings and Laurence L. Betterley, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Diametrics Medical, Inc. (the “Company”) held by the undersigned on April 3, 2002, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 22, 2002 at 3:30 p.m., at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota, and at all adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return the proxy in the addressed envelope – no postage required. Please mail promptly to save further solicitation expenses.

(To be Signed on Reverse Side.)

ò    Please Detach and Mail in the Envelope Provided    ò

A    ☒     Please mark your votes as in this example.

		FOR the nominee listed below	WITHHOLD AUTHORITY to vote for the nominee
(1) Election of Director:		☐	☐

Nominee: André de Bruin
	FOR	AGAINST	ABSTAIN
(2) Approval of amendment to the Company’s 1990 Stock Option Plan to increase the number of authorized shares.	☐	☐	☐

(3)	To vote with discretionary authority on such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THE PROXY WILL BE VOTED “FOR” THE PERSON NAMED IN ITEM 1 AT LEFT, AND “FOR” APPROVAL OF ITEM 2 ABOVE. ON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTEREST OF THE COMPANY.

SIGNATURE(S)                                             Dated                                   , 2002

INSTRUCTION:    When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, custodian or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.

Appendix A

DIAMETRICS MEDICAL, INC.
AMENDED AND RESTATED
1990 STOCK OPTION PLAN
(as amended May 22, 2002)

1.	Purpose of Plan.

This Plan shall be known as the “DIAMETRICS MEDICAL, INC. 1990 STOCK OPTION PLAN” and is hereinafter referred to as the “Plan.” The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Diametrics Medical, Inc., a Minnesota corporation (the “Company”), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or options which do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described.

2.	Stock Subject to Plan.

Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company’s authorized but unissued shares of Common Stock, par value $.01 per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 5,200,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

3.	Administration of Plan.

(a)    The Plan shall be administered by a committee (the “Committee”) of two or more members of the Board of Directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be “disinterested persons” with respect to the Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation thereto. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors.

(b)    The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Stock of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 herein to amend or terminate the Plan.

(c)    The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, provided that if the Committee is comprised of no more than two members, all of its members must be present to constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members, provided that if the Committee is comprised of no more than two members, such determinations may not be made by less than all of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of business as it shall deem advisable.

(d)    The Chief Executive Officer of the Company shall have the authority, as granted by the Committee pursuant to clause (ix) of subsection (b) of this Section 3, to grant, pursuant to the Plan, options or other awards to eligible persons who are not considered by the Company as its officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Chief Executive Officer of the Company shall provide information as to any grants made pursuant to this subsection to the Committee at their next meeting.

4.	Eligibility.

Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called “subsidiaries”). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultant their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5.	Price.

The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of grant of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of shares of Common Stock shall be (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which the fair market value is being determined. If on the date of grant of any option or award hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6. Term.

Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7.	Exercise of Option or Award.

(a)    The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

(b)    The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Only to the extent required in order to comply with Rule 16b-3 under the Exchange Act, in the case of an option or other award granted to a person considered by the Company as one of its officers or directors for purposes of Section 16 of the Exchange Act, the terms of the option or other award will require that such shares are not disposed of by such officer or director for a period of at least six months from the date of grant.

(c)    An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company’s Common Stock already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee’s or grantee’s promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, provided, however, that the interest rate shall not be less than the market rate that would otherwise be available to the optionee or grantee from a third-party lender on the date of exercise of the option or award, as determined by the Committee, or (iii) a combination of cash, the optionee’s or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee’s or grantee’s promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8.	Stock Appreciation Rights.

(a)    Grant.    At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right (“SAR”) evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Exercise.    An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to in cash and what portion, if any, is to be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company’s Common Stock on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company’s shares of Common Stock shall be determined as provided in Section 5 herein.

9.	Restricted Stock Awards.

Awards of Common Stock subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

(a)    Grant of Restricted Stock Awards.    Each restricted stock award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Stock to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

(b)    Delivery of Common Stock and Restrictions.    At the time of a restricted stock award, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Stock; (ii) none of the shares of Common Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Stock shall be forfeited and all rights of the grantee to such Common Stock shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Stock.

(c)    Termination of Restrictions.    At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be.

10.	Performance Awards.

The Committee is further authorized to grant performance awards (“Performance Award”). Subject to the terms of this Plan and any applicable award agreement, Performance Awards granted under the Plan (i) may be denominated or payable in cash, Common Stock (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Awards granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance Awards shall be determined by the Committee.

11.	Income Tax Withholding and Tax Bonuses.

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee at the required tax withholding rate. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to the required tax withholding or (ii) delivering to the Company Common Stock other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to the required tax withholding. The “required” tax withholding is the employer’s minimum statutory withholding based on minimum statutory withholding rates for federal and state tax purposes, including employee payroll taxes, that are applicable to an optionee’s or grantee’s taxable income generated upon exercise of an option or award. Withholdings in excess of the required tax withholding are not allowed.

(b)    The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

12.	Additional Restrictions.

The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee’s or grantee’s rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

13.	Ten Percent Shareholder Rule.

Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

14.	Non-Transferability.

No option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than (i) by will or by the laws of descent or distribution, or (ii) in the case of options that are not Incentive Stock Options, to members of the optionee’s immediate family or to one or more trusts for the benefit of the optionee or members of his or her immediate family, and the option may be exercised, during the lifetime of the Optionee, only by the optionee or a permitted transferee.

15.	Dilution or Other Adjustments.

If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

16.	Amendment or Discontinuance of Plan.

The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

17.	Time of Granting.

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

18.	Effective Date and Termination of Plan.

(a)    The Plan was approved by the Board of Directors on June 29, 1990 and shall be approved by the shareholders of the Company within twelve (12) months thereof.

(b)    Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate June 29, 2005. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.